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                                                               Exhibit 10(hhh)

                              CONSULTING AGREEMENT


            THIS CONSULTING AGREEMENT made as of this 31ST DAY OF JULY, 2001 (the "Agreement") by and between Alliance Pharmaceutical Corp., a New York corporation with its principal office at 3040 Science Park Road, San Diego, California 92121 (the "Company"), and HAL W. DELONG, having his principal place of business at 9706 Caminito Joven, San Diego, California 92131 ("Consultant").

                                   WITNESSETH:

            WHEREAS, Consultant has previously been employed as a full-time employee of the Company;

            WHEREAS, upon the date of this Agreement, Consultant states that he resigns as a full-time employee of the Company;

            WHEREAS, the Company desires to retain Consultant as an independent contractor to provide consulting services as requested from time to time (collectively, the "Services"), and Consultant desires to serve in such capacity, during the period and upon the terms and conditions hereinafter set forth;

            WHEREAS, in anticipation of this change in status, the Company has accelerated the vesting of certain employee stock options, and Consultant and Company have agreed to terminate certain stock options.

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties hereto agree as follows:

      1. TERM. The term of this Agreement shall commence on the date hereof and continue until the earlier to occur of (i) expiration of all stock options retained pursuant to Section 3 below, or (ii) termination of Consultant's full-time employment with Metracor Technologies, Inc. ("Metracor"), and can be extended by the mutual agreement of the parties. The parties confirm and agree, except as set forth in Section 3 below, that any stock options previously issued and which remain unexercised as of the date of this Agreement are terminated and that this Agreement shall not extend the term of the option agreements for the term of this Agreement.

      2. SERVICES. During the term of this Agreement, Consultant shall devote adequate time and attention to performance of the Services as reasonably necessary, or as requested by the Company; provided that such time and attention do not in any way impair Consultant's ability to provide services to Metracor. The Services shall be conducted in accordance with (i) all applicable laws, rules and regulations, (ii) industry standards, and (iii) written or other instructions of the Company.

      3. COMPENSATION. Consultant shall retain and be entitled to exercise the stock options listed on Exhibit "A" attached hereto until the earlier to occur of (i) the expiration of the particular stock option agreement pertaining thereto or (ii) the termination of this Agreement. All out-of-pocket expenses incurred by Consultant in connection with the Services hereunder shall be reimbursed by the Company, provided, however, that such expenses have been expressly authorized in advance by the Company.

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      4. TERMINATION. Unless previously terminated, this Agreement and stock options listed on Exhibit "A" shall terminate immediately in accordance with the respective stock option agreement upon Consultant's termination as a full-time employee of Metracor. All obligations in Sections 5 and 6 herein shall survive any termination or expiration of this Agreement. Consultant agrees to return all Confidential Information and copies thereof upon termination. Notwithstanding anything to the contrary contained herein, the obligations of the Company to pay the compensation in Section 3 shall be terminated automatically upon the first to occur of any of the following events:

            (a) Consultant shall willfully breach any of the provisions of this Agreement.

            (b) Consultant shall commit any fraud, embezzlement or other act of dishonesty against the Company.

      5. CONFIDENTIALITY. Consultant recognizes that the Company and its subsidiaries and affiliated corporations (herein collectively referred to as the "Company"), and its customers, corporate partners or others (herein collectively referred to as "Related Parties"), own certain confidential information, including, but not limited to, secret or confidential data, proprietary information, trade secrets, technology, formulae, processes, procedures, scientific studies, regulatory submissions, business plans, information and the like, whether all of the same be in writing or not (all of which is referred to as "Confidential Information"). Consultant acknowledges that the Company has disclosed or may disclose to Consultant portions of Confidential Information of the Company or Related Parties, and agrees to maintain the confidential status of such Confidential Information. Consultant further agrees not to use such Confidential Information except in pursuit of Consultant's duties hereunder or to disclose the same to persons not authorized in writing by the Company to receive such Confidential Information. Consultant will not make and will take all reasonable steps necessary to prevent unauthorized parties from making any copies, abstracts or summaries of any of the Confidential Information except in pursuit of Consultant's duties hereunder and for the sole use and account of the Company.

      6. RELATIONSHIP. The relationship between the Company and Consultant in the performance of Services under this Agreement shall be that of independent contractors, and nothing herein shall be construed to create a relationship of principal and agent, employer and employee, joint venturers, co-partners or any other similar relationship between the Company and Consultant. Neither party hereto shall be liable in any way for any engagement, obligation, liability, contract, representation or warranty of the other party to or with any third party or purchasers whomsoever.

      7. INDEMNIFICATION. The Company agrees to indemnify and hold Consultant harmless from and against any and all liability, damages and expenses (including attorney's fees) reasonably and necessarily incurred in the defense or settlement of any action, proceeding or claim against Consultant by any third party arising solely as a result of Consultant's Services pursuant to this Agreement, provided (i) the Company is given prompt notice of any such action, proceeding or claim and the opportunity to control the defense thereof, (ii) the terms of any such settlement are approved in writing by the Company, and (iii) such liability, damages or expenses were not incurred in whole or in part as a result of any negligence or wrongdoing on Consultant's part or any breach of Consultant's obligations to the Company under this Agreement.

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      8. GENERIC DRUG ENFORCEMENT ACT OF 1992. Consultant represents that it has never been (i) debarred or (ii) convicted of a crime for which a person can be debarred, under Section 306(a) or 306(b) of the Generic Drug Enforcement Action of 1992. Consultant represents that it has never been and, to the best of its knowledge after due inquiry, has ever been (a) threatened to be debarred or (b) indicted for a crime or otherwise engaged in conduct for which a person can be debarred, under Section 306(a) or (b). Consultant agrees that it will promptly notify each Client in the event of any such debarment, conviction, threat or indictment.

      9. ASSIGNABILITY AND BINDING EFFECT. The obligations of Consultant may not be delegated, and Consultant may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any rights hereunder, and any attempted delegation or disposition shall be null and void and without effect.

      10. HEADINGS. The headings set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement in any respect nor shall they in any way affect the substance of the provisions contained in this Agreement.

      11. SEVERABILITY. The invalidity of all or any part of any provision of this Agreement shall not invalidate the remainder of this Agreement or the remainder of any section which can be given effect without such invalid provision.

      12. ENTIRE AGREEMENT. This Agreement constitutes the sole and entire agreement between Consultant and the Company with respect to the acceptance by the Company of the consulting and advisory services of Consultant and supersedes all prior agreements, arrangements and understandings. This Agreement may not be altered, modified or amended except by written instrument signed by the party against whom such alteration, modification or amendment is sought to be enforced.

      13. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of New York. Consultant acknowledges that improper disclosure of Confidential Information or breach of other obligations herein could cause irreparable harm to the Company, and agrees that the Company may seek injunctive relief to enforce the terms of this Agreement.

            IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

ALLIANCE PHARMACEUTICAL CORP.            HAL W. DELONG




By: /s/ Lloyd A. Rowland                 /s/ Hal W. DeLong
   -----------------------------------   ------------------------------------
    Lloyd A. Rowland
    Vice President and General Counsel   Social Security No.:
                                                              ---------------

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                                                                   Exhibit "A"



                             NUMBER OF                   EXPIRATION DATE
   OPTION GRANT          CONTINUING OPTIONS           PER OPTION AGREEMENT
--------------------  -------------------------   ------------------------------
      000253                  10,000                         1/31/2002

      000268                  30,000                         4/13/2002

      000262                   3,300                         4/13/2002

      000265                   9,900                         4/13/2002

      000272                   6,300                         4/01/2003

      000418                  15,000                         2/16/2004

      000659                  40,000                         5/16/2005

      000949                  30,000                        11/13/2006

      001066                  30,000                        11/12/2007

      001394                  75,000                        11/11/2008

      001606                  35,000                         8/11/2009

      001862                  10,000                        12/28/2009


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